Exhibit 10.17

INCENTIVE UNIT GRANT AGREEMENT

THIS INCENTIVE UNIT GRANT AGREEMENT is made as of June 15, 2007 (the “Agreement”), by and between STR Holdings LLC, a Delaware limited liability company (the “Company”) and                            (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee has agreed to render services to Specialized Technology Resources, Inc. and its affiliates, including the Company.

WHEREAS, in exchange for the services to be rendered to or for the benefit of the Company by the Grantee, the Company desires to issue and grant to the Grantee Incentive Units, on the terms and conditions set forth in this Agreement and in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LLC Agreement”), a copy of which has been furnished to the Grantee.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Issuance and Grant.  Pursuant to the terms and subject to the conditions set forth in this Agreement and the LLC Agreement, the Company hereby agrees to issue and grant to the Grantee                      Class F Units (the “Incentive Units”).  The Company agrees the Grantee’s provision of services to or for the benefit of the Company constitutes sufficient consideration for the Incentive Units.  Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to them in the LLC Agreement.

2.                                       Vesting.  The Incentive Units shall vest in accordance with the LLC Agreement. The grant of the Incentive Units shall occur on the date hereof (the “Closing Date”) and vesting with respect to time shall begin on the Closing Date.

3.                                       Section 83(b) Election.  Within 10 days after the date hereof, Grantee shall timely file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.  The Employee shall provide the Company with proof of such timely filing.

4.                                       Management Member.  For purposes of the LLC Agreement, the Grantee will not under any circumstance be deemed a Management Member.

5.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to each Grantee as follows:

(a)       The Company is a limited liability company, duly organized, existing and in good standing, under the laws of its state of formation.

(b)      The Company has full corporate power and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement by the Company has been duly and validly approved by the Company.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against Company in accordance with its terms.

(c)       When issued and delivered in accordance with this Agreement, the Incentive Units will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges and other encumbrances other than restrictions on transfer under the LLC Agreement and applicable federal and state Incentive Units laws.

6.                                       Representations and Warranties of the Grantee.  The Grantee hereby represents and warrants to the Company that:

(a)       Grantee has the power and authority to enter into and perform this Agreement and this Agreement constitutes a valid and legally binding obligation of the Grantee.

(b)      Grantee is in a financial position to hold the Incentive Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Grantee’s investment in the Incentive Units.

(c)       Grantee believes Grantee, either alone or with the assistance of Grantee’s own professional advisor, has such knowledge and experience in financial and business matters that Grantee is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Incentive Units and has the net worth to undertake such risks.

(d)      Grantee has obtained, to the extent Grantee deems necessary, Grantee’s own personal professional advice with respect to the tax consequences of receiving, and the risks inherent in, the investment in the Incentive Units, and the suitability of an investment in the Incentive Units in light of the Grantee’s financial condition and investment needs.

(e)       Grantee believes that the investment in the Incentive Units is suitable for the Grantee based upon Grantee’s investment objectives and financial needs, and Grantee has adequate means for providing for the Grantee’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Incentive Units.

(f)       The Grantee has had, prior to his purchase of the Incentive Units, been furnished with, and has carefully read, the LLC Agreement, and Grantee has been given access to full and complete information regarding the Issuer and the Company and has utilized such access to Grantee’s satisfaction for the purpose of obtaining information Grantee believes to be relevant in making its investment decision and, particularly, Grantee has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to obtain any additional information, to the extent reasonably available, Grantee believes to be relevant in making its investment decision;

(g)      Grantee recognizes that an investment in the Incentive Units involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company.

(h)      Grantee realizes that (i) the acquisition of the Incentive Units is a long-term investment; (ii) the purchaser of the Incentive Units must bear the economic risk of investment for an indefinite period of time because the Incentive Units have not been registered under the Incentive Units Act of 1933, as amended (the “Securities Act”), or under the Securities laws of any state and, therefore, none of such Incentive Units can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available, and there can be no assurance that any such registration will be effected at any time in the future; (iii) Grantee may not be able to liquidate Grantee’s investment in the event of an emergency or pledge any of such Incentive Units as collateral for loans; and the transferability of the Incentive Units is restricted in accordance with the LLC Agreement.

(i)        Grantee is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Incentive Units in the state set forth on the signature page below under “Address,” and the Incentive Units are being accepted by Grantee in Grantee’s name solely for Grantee’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

(j)        Grantee has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the Securities Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by Grantee and the fees and expenses of defending against such liability or alleged liability.

(k)       Grantee has completed Schedule A to this Agreement as to his/her status as an “Accredited Grantee” (as defined therein) and such information is true and complete.

(l)        The Grantee agrees promptly to notify the Company should the Grantee become aware of any change in the information set forth in this Section 5.

7.                                 Conditions to Obligations of the Company.  The obligations of the Company to grant the Incentive Units are subject to the satisfaction of the following conditions: (i) the representations and warranties of the Grantee contained in Section 5 of this Agreement shall be true and correct on and as of the Closing Date in all respects; (ii) and the Grantee shall have entered into the LLC Agreement prior to or concurrently with the Closing.

8.                                 Authority of the Board of Managers.  All decisions, interpretations and other actions of the Board of Managers and/or any committee designated by the Board of Managers, shall be final and binding on the Grantee and other persons deriving their rights from the Grantee.  Without limiting the generality of the foregoing, the Board of Managers and/or any committee designated by the Board of Managers may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of this Agreement, accelerate vesting, or waive any terms or conditions applicable to any Incentive Units.

9.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

10.                           Employment Rights.  Neither this Agreement nor any of its provisions is intended to confer or should be construed as conferring any rights on the Grantee to continued employment with the Company or any rights of employment for a fixed term.  No contract of employment, express or implied, is created hereby and nothing contained herein shall be construed as creating a joint venture, partnership, agency or other enterprise between the parties.

11.                           No Waiver; Modifications in Writing.  This Agreement, together with the LLC Agreement and the other agreements referred to herein and therein and any exhibits, schedules or other documents referred to herein or therein, sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements, term sheets, presentations and communications, whether oral or written, with respect to the specific subject matter hereof.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided, however, that the Company may amend, modify or terminate the Incentive Units accordance with the terms in the LLC Agreement.

12.                           Indemnification.  The Grantee will, to the fullest extent permitted by applicable law, indemnify the Company and each member, manager, officer and employee (each an “Indemnitee”) against any losses, claims, damages or liabilities to which any of them may become subject in any capacity in any action, proceeding or investigation arising out of or based upon any false representation or warranty, or breach or failure by the Grantee to comply with any covenant or agreement made by the Grantee herein.  The Grantee will reimburse each Indemnitee for reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection with any such action, proceeding or investigation (whether incurred between any Indemnitee and the Grantee, or between any Indemnitee and any third party).  The reimbursement and indemnity obligations of the Grantee under this Section 9 will survive the Closing Date and will be in addition to any liability which the Grantee may otherwise have (including, without limitation, liabilities under the LLC Agreement), and will be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of any Indemnitee.

13.                           Binding Effect; Assignment.  The rights and obligations of each party under this Agreement may not be assigned to any other person or entity.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person or entity other than the parties to this Agreement, and their respective successors and assigns.  This Agreement shall be binding upon the Company, the Grantee and their respective heirs, successors, legal representatives and permitted assigns.

14.                           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.                           Conflict with Other Agreements.  For so long as the LLC Agreement is in full force and effect, this plan shall be subject to the provisions of the LLC Agreement.  To the extent any of the provisions of this Agreement conflict or are inconsistent with any of the provisions of the LLC Agreement, the LLC Agreement shall control.

16.                           Schedules and Descriptive Headings.  All Schedules to this Agreement shall be deemed to be a part of this Agreement.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

17.                           Governing Law.  This Agreement, and all disputes, claims or causes of action that arise from or are in connection with this Agreement, shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

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IN WITNESS WHEREOF, the Grantee has executed this Agreement as of the date first written above.

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ACCEPTED AND AGREED,
as of the date first written above:

STR HOLDINGS LLC

By:
Name:
Title: